UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Florida	000-32249	98-0222013
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road,

Hi-Tech Industrial Zone, Xi’an, Shaanxi Province, PRC	710065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(011)-86-29-88386415

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Current Chief Financial Officer

Effective April 14, 2008, Song Liu resigned from her position as Chief Financial Officer and principal financial and accounting officer with the Company.

Appointment of New Chief Financial Officer

Also effective April 14, 2008, in replacement of Ms. Song Liu, the Board of Directors appointed Spring C. Liu as the Company’s Chief Financial Officer and principal financial and accounting officer.

Ms. Spring C. Liu, age 35, passed all sections of the Uniform Certified Public Accountants Examination in California in March of 2006. Ms. Liu earned a Bachelor of Arts in English degree from the Xi’an Foreign Languages University, China in 1996, and a Bachelor of Science Degree from the university of Phoenix in Accounting, California in 2004. Prior to her appointment as Chief Financial Officer, Ms. Spring served at Trio-Tech International from 2003 to 2008 in the following positions: Accountant, Accounting Manger, Financial Reporting Manager, Assistant Corporate Secretary and Corporate Secretary. Her most recent position with Trio-Tech International was Corporate Secretary and Financial Reporting Manager. Ms. Spring is experienced in corporate management and SEC reporting. In addition, she is familiar with the compliance of the U.S. GAAP standards to foreign subsidiaries’ accounting records, and is proficient in adopting strong internal control methods according to the requirements of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ YONGKE XUE
Yongke Xue
Chief Executive Officer